FOR IMMEDIATE RELEASE
FOR FURTHER INFORMATION CONTACT:

Investor Inquiries:
Leonard Borow
(516) 694-6700

AEROFLEX INCORPORATED COMPLETES
THE EXCHANGE OFFER FOR ITS
11.75% SENIOR NOTES DUE FEBRUARY 15, 2015

PLAINVIEW, NEW YORK, March 9, 2009—Aeroflex Incorporated (“Aeroflex”) announced today that it has completed its pending offer to exchange (the “Exchange Offer”) up to $225,000,000 aggregate principal amount of its 11.75% Senior Notes due February 15, 2015 (the “Notes”) that were initially issued in a private placement transaction in August 2008 for an equal principal amount of 11.75% Senior Notes due February 15, 2015 registered under the Securities Act of 1933, as amended.  The Exchange Offer expired at 5:00 p.m., New York City time, on March 6, 2009.  A total of $225,000,000 aggregate principal amount of the Notes, representing 100% of the outstanding principal amount of the Notes, was validly tendered and accepted for exchange by Aeroflex.

About Aeroflex

Aeroflex Incorporated is a global provider of high technology solutions to the aerospace, defense and broadband communications markets.  The Company’s diverse technologies allow it to design, develop, manufacture and market a broad range of test, measurement and microelectronic products.  Additional information concerning Aeroflex Incorporated can be found on the Company’s Website:  www.aeroflex.com.

All statements other than statements of historical fact included in this press release regarding Aeroflex’s business strategy and plans and objectives of its management for future operations are forward-looking statements.  When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to Aeroflex or its management, identify forward-looking statements.  Such forward-looking statements are based on the current beliefs of Aeroflex’s management, as well as assumptions made by and information currently available to its management.  Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, competitive factors and pricing pressures, changes in legal and regulatory requirements, technological change or difficulties, product development risks, commercialization difficulties and general economic conditions.  Such statements reflect our current views with respect to the future and are subject to these and other risks, uncertainties and assumptions.  Aeroflex does not undertake any obligation to update such forward-looking statements.